Exhibit 99.1

TABLE OF CONTENTS	Page No.

Independent Auditors’ Report	2

(a)(1) Financial Statements of Business Acquired

Airgas Refrigerants, Inc. Balance Sheets at December 31, 2016, March 31, 2016 and March 31, 2015	3

Airgas Refrigerants, Inc. Statements of Operations for the nine-month period ended December 31, 2016 and the years ended March 31, 2016 and March 31, 2015	4

Airgas Refrigerants, Inc. Statements of Changes in Stockholder’s Equity for the nine-month period ended December 31, 2016 and the years ended March 31, 2016 and March 31, 2015	5

Airgas Refrigerants, Inc. Statements of Cash Flows for the nine-month period ended December 31, 2016 and the years ended March 31, 2016 and March 31, 2015	6

Notes to the Airgas Refrigerants, Inc. Financial Statements	7

(a)(2) Condensed Financial Statements of Business Acquired (Unaudited)

Airgas Refrigerants, Inc. Balance Sheets at June 30, 2017 and December 31, 2016 (Unaudited)	2

Airgas Refrigerants, Inc. Statements of Operations for the Six Months Ended June 30, 2017 and 2016 (Unaudited)	3

Airgas Refrigerants, Inc. Statements of Cash Flows for the Six Months Ended June 30, 2017 and 2016 (Unaudited)	4

Notes to the Airgas Refrigerants, Inc. Financial Statements (Unaudited)	5

(b) Pro Forma Condensed Consolidated Financial Statements (Unaudited)

Notes to the Hudson Technologies, Inc. and Subsidiaries Pro Forma Condensed Financial Statements

Hudson Technologies, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 2017 (Unaudited)	2

Hudson Technologies, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Six Months ended June 30, 2017 (Unaudited)	3

Hudson Technologies, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statements of Operations for the 12 Months Ended December 31, 2016	4

Financial Statements and Independent Auditors’ Report

Airgas Refrigerants, Inc.

For the periods ended December 31, 2016, March 31, 2016 and March 31, 2015

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Independent Auditors’ Report

The Board of Directors

Airgas Refrigerants, Inc.:

We have audited the accompanying financial statements of Airgas Refrigerants, Inc., which comprise the balance sheets as of December 31, 2016, March 31, 2016 and March 31, 2015, and the related statements of operations, changes in stockholder’s equity, and cash flows for the nine-month period ended December 31, 2016 and the years ended March 31, 2016 and March 31, 2015, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Airgas Refrigerants, Inc. as of December 31, 2016, March 31, 2016 and March 31, 2015, and the results of its operations and its cash flows for the nine-month period ended December 31, 2016 and the years ended March 31, 2016 and March 31, 2015 in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Philadelphia, PA

September 13, 2017

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Airgas Refrigerants, Inc.

Balance sheets

(in thousands, except share amounts)

As at:	December 31, 2016	March 31, 2016	March 31, 2015
	$	$	$
Assets
Current assets:
Cash and cash equivalents	54	342	414
Accounts receivable, less allowance for doubtful accounts and credit memos of $244, $265 and $171, respectively	11,344	14,321	14,227
Inventories, net	100,119	93,685	117,380
Prepaid expenses	161	142	291
Other assets - Current	322	162	92
Total current assets	112,000	108,652	132,404

Property, plant, and equipment, net	22,296	22,722	21,270
Goodwill	87,895	87,895	87,895
Other intangible assets, net	6,219	7,601	9,445
Other assets - Non-current	76	79	86
Total assets	228,486	226,949	251,100

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable, trade	5,389	3,558	6,837
Accrued expenses and other current liabilities	1,830	1,482	1,136
Current portion of long-term debt	-	110	142
Other liabilities - Current	9,877	9,926	9,922
Total current liabilities	17,096	15,076	18,037

Long-term debt	-	-	110
Deferred tax liability	20,904	12,705	10,364
Other liabilities - Non-current	372	747	1,168
Total liabilities	38,372	28,528	29,679

Commitments and contingencies (Note 11)

Stockholder's equity:

Common Stock, par value $0.01 per share, 1,000 shares authorized, 100 shares issued and outstanding at December 31, 2016, March 31, 2016 and March 31, 2015	-	-	-
Preferred Stock, par value $0.01 per share, 1,000 shares authorized, 100 shares issued and outstanding at December 31, 2016, March 31, 2016 and March 31, 2015	-	-	-
Net Parent Investment	190,114	198,421	221,421
Total stockholder’s equity	190,114	198,421	221,421

Total stockholder’s equity and liabilites	228,486	226,949	251,100

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Airgas Refrigerants, Inc.

Statements of operations

(in thousands)

For the periods	9 month period ended December 31, 2016	Year ended March 31, 2016	Year ended March 31, 2015
	$	$	$

Net sales	102,098	125,770	85,506
Costs and expenses:
Cost of sales (excluding depreciation)	58,224	92,984	67,296
Selling, distribution and administrative expenses	15,999	22,597	19,343
Depreciation	1,431	2,006	1,629
Amortization	1,383	1,844	2,443
Total costs and expenses	77,037	119,431	90,711
Operating income	25,061	6,339	(5,205)

Other expense (income)
Interest expense	45	93	128
Other, net	-	(4)	4
Total other expense	45	89	132
Profit (loss) before income taxes	25,016	6,250	(5,337)

Income tax benefit (expense)	(9,375)	(2,356)	2,061
Net profit (loss)	15,641	3,894	(3,276)

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Airgas Refrigerants, Inc.

Statements of changes in stockholder’s equity

(in thousands, except share amounts)

	Common Stock		Preferred stock		Net Parent	Total Stockholder's
	Par Value	Shares	Par Value	Shares	Investment	Equity
	$		$		$	$
Balance as at March 31, 2014	-	100	-	100	226,149	226,149
Net profit (loss)	-	-	-	-	(3,276)	(3,276)
Distribution to parent, net	-	-	-	-	(1,452)	(1,452)
Balance as at March 31, 2015	-	100	-	100	221,421	221,421
Net profit (loss)	-	-	-	-	3,894	3,894
Distribution to parent, net					(26,894)	(26,894)
Balance as at March 31, 2016	-	100	-	100	198,421	198,421
Net profit (loss)	-	-	-	-	15,641	15,641
Distribution to parent, net	-	-	-	-	(23,948)	(23,948)
Balance as at December 31, 2016	-	100	-	100	190,114	190,114

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Airgas Refrigerants, Inc.

Statements of cash flows

(in thousands)

For the periods	9 month period ended December 31, 2016	Year ended March 31, 2016	Year ended March 31, 2015
	$	$	$
Operating activities:
Net profit (loss)	15,641	3,894	(3,276)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property, plant, and equipment	1,431	2,006	1,629
Amortization of other intangible assets	1,383	1,844	2,443
Allowance for doubtful accounts and credit memos	(21)	94	7
Deferred income taxes	8,199	2,341	(2,069)
Loss on disposal of equipment	228	314	40
Changes in operating assets and liabilities:
Accounts receivable	2,998	(188)	(2,663)
Inventories, net	(6,434)	23,695	6,799
Prepaid expenses and other current assets	(179)	79	66
Other assets - Non-current	3	7	1
Accounts payable, accrued liabilities and other	2,130	(2,929)	3,361
Other liabilities - non-current	(375)	(421)	(488)
Net cash provided by operating activities	25,004	30,736	5,850

Investing activities:
Capital expenditures	(1,262)	(4,116)	(4,506)
Proceeds from sale of fixed assets	28	344	-
Net cash used in investing activities	(1,234)	(3,772)	(4,506)

Financing activities:
Debt repayments	(110)	(142)	(139)
Distribution to Parent, net	(23,948)	(26,894)	(1,452)
Net cash used in financing activities	(24,058)	(27,036)	(1,591)

Net decrease in cash and cash equivalents	(288)	(72)	(247)

Cash and cash equivalents:
Beginning of period	342	414	661
End of period	54	342	414

Supplemental cash flow information
Cash paid during the period:
Interest	45	93	128
Income taxes, net of refunds	-	-	-

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1	Organization and Nature of Business and Significant Accounting Policies

Unless otherwise indicated, the terms “ARI” or “the Company”, refers to Airgas Refrigerants, Inc. The Company is one of the nation’s leading refrigerant gas and specialized refrigerant service providers for the Heating Ventilation Air Conditioning and Refrigeration (HVACR) industries. The Company offers products for marine and industrial applications; dehydration and flushing services; cylinder refurbishing and hydrostatic testing services; refrigerant recovery and reclamation services; and recovery cylinders, including shipping tags, and documents. It also provides refrigerant gases, reclamation, laboratory analysis, technical support, on-site service, and other services. The Company markets its products and services through multiple sales channels, including sales representatives and strategic customer account programs.

Basis for Carve-Out Financial Statements

These ARI financial statements have been prepared on a "carve-out" basis using the historical results of operations, assets, and liabilities attributable to the legal entity which comprises ARI. This legal entity has historically been consolidated as a part of Airgas, Inc. or “the Parent Company” as a 100% owned subsidiary of the Parent Company.

These financial statements also include an allocation of certain corporate expenses related to services provided to ARI by Airgas, Inc. These expenses include the cost of accounting and financial reporting, information technology, tax, legal, risk management, and human resources. The allocated expenses were $634, $811and $596 for the periods ended December 31, 2016, March 31, 2016 and March 31, 2015, respectively.

The cost of these services has been allocated to ARI based on specifically identifiable costs when possible or, when the expenses were determined to be global in nature, based on the percentage of ARI’s relative revenue or head count to total Parent Company revenue or head count for the periods presented.

Management believes these allocations are a reasonable representation of the cost incurred for the services provided; however, these allocations may not be indicative of the actual expenses that would have been incurred by ARI had it been operating as an independent company for the periods presented.

Total stockholder’s equity represents the Parent Company’s recorded net assets of ARI, as well as income or loss attributable to ARI. This is described in the financial statements as Net Parent Investment and does not represent an agreement or expectation that these amounts will be paid to or received by the Parent Company, and as such, is classified within equity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and the differences could be material.

Inventories, Net

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (“FIFO”) method. Substantially all of the inventories are finished goods. Inventory is held at lower of cost and net realizable value. Net realizable value is defined as the estimated selling price, less the estimated costs to complete, dispose and transport such inventory.

Property, Plant, and Equipment, Net

Property, plant, and equipment are valued at cost less accumulated depreciation. All property, plant, and equipment, except land, are depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

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Estimated Useful Lives

Buildings and improvements	25 years
Cylinders	30 years
Bulk tank stations	10 - 30 (Average 17) years
Machinery and equipment	7 – 10 years
Computers, furniture and fixtures	3 – 10 years
Transportation equipment	3 – 15 years

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset, or group of assets, to the estimated future undiscounted net cash flows expected to be generated by the asset. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is deemed impaired and an expense is recorded in the amount required to reduce the carrying amount of the asset to its fair value. The Company periodically reviews the remaining useful lives of its long-lived assets. If this review indicates that the remaining useful life of the long-lived asset has changed significantly, the Company adjusts the depreciation on that asset over its revised estimated remaining useful life.

Goodwill and Other Intangible Assets, Net

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. The Company is required to test goodwill associated with its reporting unit for impairment at least annually and whenever events or circumstances indicate that it is more likely than not that goodwill may be impaired. The Company performs its annual goodwill impairment test as of October 31 of each year, and has determined that it has just one reporting unit.

Other intangible assets primarily consist of non-compete agreements and customer relationships resulting from business acquisitions. Both non-compete agreements and customer relationships are recorded based on their acquisition date fair values. Non-compete agreements are amortized using the straight-line method over the respective terms of the agreements. Customer relationships are amortized using the straight-line method over their estimated useful lives, which range from seven to 25 years. The determination of the estimated benefit periods associated with customer relationships is based on an analysis of historical customer sales attrition information and other customer-related factors at the date of acquisition. There are no expected residual values related to the Company’s other intangible assets.

The Company evaluates the estimated benefit periods and recoverability of its other intangible assets when facts and circumstances indicate that the lives may not be appropriate and/or the carrying values of the asset group containing other intangible assets may not be recoverable through the projected undiscounted future cash flows of the group. If the carrying value of the asset group containing other intangible assets is not recoverable, impairment is measured as the amount by which the carrying value exceeds its estimated fair value. Fair value is determined using discounted cash flows or other techniques.

The accompanying notes are an integral part of these consolidated financial statements.

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Asset Retirement Obligations

The fair value of a liability for an asset retirement obligation is recognized in the period during which the asset is placed in service. The fair value of the liability is estimated using projected discounted cash flows. In subsequent periods, the retirement obligation is accreted to its future value, which is the estimate of the obligation at the asset retirement date. When the asset is placed in service, a corresponding retirement asset equal to the fair value of the retirement obligation is also recorded as part of the carrying amount of the related long-lived asset and depreciated over the asset’s useful life. The majority of the Company’s asset retirement obligations are related to the restoration costs associated with returning plant and bulk tank sites to their original condition upon termination of long-term leases. The Company’s asset retirement obligations are $15, $15 and $14 as of December 31, 2016, March 31, 2016 and March 31, 2015, respectively and are reflected within other non-current liabilities on the Company’s balance sheets.

Revenue Recognition, Accounts Receivable, and Allowance for Doubtful Accounts

Revenue from sale of gas products is recognized when the product is shipped, the sales price is fixed or determinable and collectability is reasonably assured. Rental fees on cylinders, bulk gas storage tanks and other equipment are recognized when earned.

For cylinder lease agreements in which rental fees are collected in advance, revenues are deferred and recognized over the respective terms of the lease agreements. Amounts billed for sales tax, value added tax or other transactional taxes imposed on revenue-producing transactions are presented on a net basis and are not recognized as revenue.

The Company maintains an allowance for doubtful accounts, which includes sales returns, sales allowances and bad debts. The allowance adjusts the carrying value of trade receivables for the estimate of accounts that will ultimately not be collected. An allowance for doubtful accounts is generally established as trade receivables age beyond their due dates, whether as bad debts or as sales returns and allowances. As past due balances age, higher valuation allowances are established, thereby lowering the net carrying value of receivables. The amount of valuation allowance established for each past-due period reflects the Company’s historical collections experience, including that related to sales returns and allowances, as well as current economic conditions and trends. The Company also qualitatively establishes valuation allowances for specific problem accounts and bankruptcies, and other accounts that the Company deems relevant for specifically identified allowances. The amounts ultimately collected on past due trade receivables are subject to numerous factors including general economic conditions, the condition of the receivable portfolios assumed in acquisitions, the financial condition of individual customers and the terms of reorganization for accounts exiting bankruptcy. Changes in these conditions impact the Company’s collection experience and may result in the recognition of higher or lower valuation allowances.

Stock-Based Compensation

In accordance with ASC Topic 718, “Compensation-Stock Compensation,” the Company recognizes stock-based compensation expense for awards that are probable of vesting, on a straight-line basis over the requisite service period of the award, which is generally the vesting term. Stock-based compensation expense is recorded in operating expenses net of expected forfeitures. The Company utilizes the Black-Scholes option-pricing model to determine the fair value of stock options on the date of grant.

The accompanying notes are an integral part of these consolidated financial statements.

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Income Taxes

The Company is included in the consolidated income tax return filings of its Parent for federal and certain state jurisdictions. The Parent Company has allocated income taxes to the Company in the accompanying financial statements as if the Company were held in a separate corporation which filed separate income tax returns. The Company’s income tax provision includes federal and state income taxes currently payable as well as deferred taxes attributable to temporary differences between the financial statement and tax basis of assets and liabilities. The Company records income taxes under the liability method. Under this method, deferred income taxes are recognized for the estimated future tax effects of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws.

The calculation of tax liabilities involves significant judgment in estimating the impact of uncertainties in the application of complex tax laws. Although ASC Topic 740, “Income Taxes,” provides clarification on the accounting for uncertainty in income taxes recognized in the financial statements, the threshold and measurement attributes prescribed by the Financial Accounting Standards Board (FASB) will continue to require judgment by management.

Selling, Distribution and Administrative Expenses

Selling, distribution and administrative expenses consist of labor and overhead associated with the purchasing, marketing and distribution of the Company’s products, as well as costs associated with a variety of administrative functions such as legal, treasury, accounting and tax, and facility-related expenses.

Shipping and Handling Fees and Distribution Costs

The Company recognizes delivery and freight charges to customers as elements of net sales. Costs of third-party freight-in are recognized as cost of sales (excluding depreciation).

Advertising Costs

The Company expenses advertising costs as incurred including creative production costs for advertising materials. Advertising costs are reflected in selling, distribution and administrative expenses and were $140, $147 and $355 in the periods ending December 31, 2016, March 31, 2016 and March 31, 2015, respectively.

Credit Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk are limited due to the Company’s large number of customers and their dispersion across many industries primarily throughout the United States. Credit terms granted to customers are generally net 30 days.

The Company occasionally maintains deposits in excess of federally insured limits.

Loss Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation and other sources are recorded when it is probable that a liability has been incurred and the amount of the claim, assessment or damages can be reasonably estimated.

The Company maintains business insurance programs with deductible limits, which cover workers’ compensation, business automobile and general liability claims. The Company accrues estimated losses using actuarial models and assumptions based on historical loss experience. The actuarial calculations used to estimate business insurance reserves are based on numerous assumptions, some of which are subjective. The Company will adjust its business insurance reserves, if necessary, in the event future loss experience differs from historical loss patterns.

The accompanying notes are an integral part of these consolidated financial statements.

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2	Business Combinations and Divestitures

ARI Acquisition

On November 17, 2015, the Parent Company announced that it had entered into a definitive agreement for the acquisition of the Parent Company by L’Air Liquide, S.A. (“Air Liquide”) in a merger pursuant to an Agreement and Plan of Merger, dated as of November 17, 2015, by and among the Parent Company, Air Liquide and AL Acquisition Corporation (“Merger Sub”), an indirect wholly owned subsidiary of Air Liquide (the “Merger Agreement”). The Merger Agreement provided that, among other aspects and subject to the terms and conditions thereof, Merger Sub will be merged with and into the Parent Company (the “Merger”) with the Parent Company continuing as the surviving corporation in the Merger as an indirect wholly owned subsidiary of Air Liquide. The Merger closed on May 23, 2016.

The Company elected to not apply push-down accounting, therefore, the impacts of this acquisition have not been reflected in the accompanying carve-out financial statements.

3	New Accounting Standards

In August 2016, the FASB (Financial Accounting Standards Board) issued ASU (Accounting Standards Update) No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” The amendments in this ASU clarify and provide specific guidance on eight cash flow classification issues that are not currently addressed by U.S. GAAP (Generally Accepted Accounting Principles). ASU No. 2016-15 will be effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. We are evaluating the impact that adopting this guidance will have on the financial statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting,” which simplifies certain aspects of accounting for employee share-based payments. ASU No. 2016-09 will be effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. We are evaluating the impact that adopting this guidance will have on the financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” which requires lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (a) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (b) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU No. 2016-02 will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. We are evaluating the impact that adopting this guidance will have on the financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes (Topic 740).” ASU No. 2015-17 eliminates the requirements to separate deferred income tax assets and liabilities into current and noncurrent amounts and instead requires such amounts to be classified as noncurrent. ASU 2015-17 will be effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. ASU 2015-17 can be applied either retrospectively or prospectively. The Company has elected to early adopt the standard retrospectively in the accompanying financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

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In July 2015, the FASB issued ASU No. 2015-11, “Simplifying the Measurement of Inventory (Topic 330). The FASB issued new guidance that changes the measurement principle for inventory from the lower of cost or market to the lower of cost or net realizable value. The amendments in this guidance do not apply to inventory that is measured using last-in, first-out (“LIFO”) or the retail inventory method; rather, the amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (“FIFO”) or average cost. Within the scope of this new guidance, an entity should measure inventory at the lower of cost or net realizable value. Net realizable value is defined as the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation, which is consistent with existing GAAP. The Company early adopted the new guidance effective July 1, 2015. The guidance did not have a material impact on the Company’s financial statements and related disclosures upon adoption.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” and subsequently issued several related ASUs. ASU No. 2014-09 supersedes previous revenue recognition guidance. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. As originally issued, this guidance was effective for private entities for interim and annual reporting periods beginning after December 15, 2017, and early adoption was not permitted. In July 2015, the FASB deferred the effective date by one year, to interim and annual reporting periods for private entities beginning after December 15, 2018. Early adoption is permitted, but not before the original effective date of December 15, 2017. The standard allows entities to apply the standard retrospectively to each prior reporting period presented (“full retrospective adoption”) or retrospectively with the cumulative effect of initially applying the standard recognized at the date of initial application (“modified retrospective adoption”). The Company is evaluating the impact that adopting this guidance will have on the financial statements and has not reached a conclusion as to the significance of the impact.

4	Fair Value of Financial Instruments

The Company accounts for assets and liabilities measured at fair value on a recurring basis in accordance with ASC Topic 820, “Fair Value Measurements and Disclosures,” which establishes a three-level hierarchy for fair value measurements.

The hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

Level 1 –	Valuation is based upon unadjusted quoted prices for identical assets or liabilities in active markets at the balance sheet date.

Level 2 –	Valuation is based upon quoted prices for similar assets and liabilities in active markets, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 –	Valuation is based upon other unobservable inputs that are significant to the fair value measurements.

The classification of fair value measurements within the hierarchy is based upon the lowest level of input that is significant to the measurement.

The accompanying notes are an integral part of these consolidated financial statements.

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The Company’s financial instruments consist of accounts receivable, accounts payable, and borrowings. The carrying amount of the Company’s financial instruments is historical cost, which approximates fair value.

5	Inventories, Net

Inventories, net consist of the following:

As at:	December 31, 2016	March 31, 2016	March 31, 2015
	$	$	$
Gas	100,183	93,794	117,626
	100,183	93,794	117,626
Inventory reserves	(64)	(109)	(246)
	100,119	93,685	117,380

6	Property, Plant, and Equipment, Net

Property, plant, and equipment, net consists of the following:

As at:	December 31, 2016	March 31, 2016	March 31, 2015
	$	$	$
Land and land improvements	159	119	26
Building and improvements	3,882	3,325	2,836
Cylinders	15,195	15,135	13,386
Bulk tanks stations	1,375	1,333	1,333
Machinery and equipment	10,188	10,050	9,156
Computers, furniture and fixtures	1,188	1,086	1,326
Transportation equipment	696	712	726
	32,683	31,760	28,789
Accumulated depreciation	(10,387)	(9,038)	(7,519)
	22,296	22,722	21,270

Depreciation expense for the Company was $1,431, $2,006 and $1,629 for the periods ended December 31, 2016, March 31, 2016 and March 31, 2015, respectively.

The accompanying notes are an integral part of these consolidated financial statements.

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7	Other Intangible Assets, Net

Other intangible assets, net consist of the following:

As at:	December 31, 2016
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	$	$	$
Amortized intangible assets:
Non-Compete	2,598	(2,441)	157
Customer list	26,815	(20,753)	6,062
	29,413	(23,194)	6,219

As at:	March 31, 2016
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	$	$	$
Amortized intangible assets:
Non-Compete	2,598	(2,328)	270
Customer list	26,815	(19,484)	7,331
	29,413	(21,812)	7,601

As at:	March 31, 2015
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	$	$	$
Amortized intangible assets:
Non-Compete	2,598	(2,176)	422
Customer list	26,815	(17,792)	9,023
	29,413	(19,968)	9,445

Amortization expense was $1,383, $1,844 and $2,443 for the periods ended December 31, 2016, March

31, 2016 and March 31, 2015, respectively.

Annual amortization of intangible assets for the next five years is expected to be as follows:

Amount
For the period ending December 31:	$
2017	2,386
2018	2,232
2019	1,601
2020	-
2021	-

The accompanying notes are an integral part of these consolidated financial statements.

14

8	Goodwill

The Company tests the carrying amount of goodwill annually as of October 31st and whenever events or circumstances indicate that impairment may have occurred. Goodwill has arisen from three acquisitions; CFC Refimax, LLC on January 1, 2007; Gartech Refrigerant Reclamation Center, Inc. on August 1, 2007; and Refron, Inc. on July 31, 2008. The Company recorded goodwill as the excess of the purchase price over the fair value of the net assets acquired within its one reporting unit.

The Company performed Step 1 of the goodwill impairment test as required by ASC Topic 350, “Intangibles-Goodwill and Other” for the reporting unit as of October 31, 2015 and 2014 and determined that the fair value of the reporting unit exceeded its carrying value for both years. The fair value of the reporting unit was determined using an Income (Discounted Cash Flow) Approach. The Company elected to perform Step 0 for the reporting unit as of December 31, 2016. Based on this evaluation, the Company determined it more likely than not that the fair value of the reporting unit exceeded its carrying value and a Step 1 analysis was not required.

The carrying amount of Goodwill for the periods was $87,895 as at December 31, 2016, March 31, 2016 and March 31, 2015, respectively.

9	Long-term Debt, Net

Long-term debt, net consists of the following:

As at:	December 31, 2016	March 31, 2016	March 31, 2015
	$	$	$
CFC Holding Company, Inc promissory note	-	100	230
Britt promissory note	-	10	22
	-	110	252
Less current portion	-	(110)	(142)
Long-term debt, net	-	-	110

Note Payable – CFC Holding Company, Inc.

On January 4, 2007 the Company issued a promissory note payable to CFC Holding Company, Inc. totalling $1,365. The note is repayable quarterly in equal instalments of $34 on January 1, April 1, July 1 and October 1 of each calendar year. In accordance with the agreement, a portion of each payment under this note is imputed as interest calculated at 4.03% per annum. The note payable balance was $0, $100, and $230 at December 31, 2016, March 31, 2016 and March 31, 2015, respectively. CFC Holding Company, Inc. was a shareholder of CFC Refimax and this note was in conjunction with the acquisition.

Note Payable – Michael Britt and Carolyn Britt

On January 4, 2007 the Company issued a promissory note payable to Michael Britt and Carolyn Britt jointly totalling $135. The note is repayable quarterly in equal instalments of $4 on January 1, April 1, July 1 and October 1 of each calendar year. In accordance with the agreement, a portion of each payment under this note is imputed as interest calculated at 4.03% per annum. The note payable balance was $0, $10 and $22 at December 31, 2016, March 31, 2016 and March 31, 2015, respectively. Michael Britt and Carolyn Britt were shareholders of CFC Refimax and this note was in conjunction with the acquisition.

The accompanying notes are an integral part of these consolidated financial statements.

15

10	Preferred and Common Stock

On April 25, 2008, ARI issued 100 shares of Common Stock to Airgas, Inc. with a par value of $0.01 per share, out of 1,000 authorized shares designated as Common Stock. As of December 31, 2016, March 31, 2016 and March 31, 2015, respectively, the Company had 100 of Common Stock issued and outstanding.

On April 25, 2008, ARI issued 100 shares of Preferred Stock to Airgas, Inc. with a par value of $0.01 per share, out of 1,000 authorized shares designated as Preferred Stock. As of December 31, 2016, March 31, 2016 and March 31, 2015, respectively, the Company had 100 of Preferred Stock issued and outstanding.

The holders of the Preferred Stock have no voting power nor shall they be entitled to notice of meetings of stockholders, as all rights to vote and all voting power is vested exclusively to the holders of Common Stock.

In the event of any liquidation, dissolution or winding up of the affairs of the Company the holders of the Preferred Stock shall be entitled, before any assets are distributed to holders of the Common Stock, to be paid $10,000 per share. After making such payments to the Preferred Stock holders, the remaining assets shall be distributed among the holders of Common Stock, according to the numbers of shares held by each.

11	Commitments and Contingencies

Lease Commitments

The Company has operating leases covering warehouse facilities, office facilities, and equipment with varying expiration dates that call for annual rental payments due in equal monthly installments. The Company’s policy is to recognize expense for lease payments, including those with escalating provisions, on a straight-line basis over the lease term. Rent expense was $1,944, $3,228 and $3,428 for the periods ended December 31, 2016, March 31, 2016 and March 31, 2015, respectively. Rent expense is split between cost of sales and selling, distribution and administrative expenses based on if the rent is a production or non-production rent expense.

The Company has a facility in Garland, Texas, which incurred rent expenses of $240, $321 and $312 for the periods ended December 31, 2016, March 31, 2016 and March 31, 2015, respectively. During the period ended March 31, 2016 the facility was sub-leased and the Company received income of $246, $189 and $0 for the periods ended December 31, 2016, March 31, 2016 and March 31, 2015, respectively.

Future minimum lease payments at December 31, 2016, under these non-cancelable operating leases are as follows:

Operating Leases
$
Period ended December 31:
2017	1,746
2018	1,297
2019	878
2020	860
2021	854
Thereafter	4,941
Total minimum lease payments	10,576

The accompanying notes are an integral part of these consolidated financial statements.

16

Lease payments expected to be received on the sub-lease of any of the above non-cancelable operating leases at December 31, 2016, are as follows:

Sub-Lease Income
$
Period ended December 31:
2017	335
2018	141
2019	-
2020	-
2021	-
Thereafter	-
Total minimum lease receipts	476

Legal Matters

The Company has litigation occurring in the normal course of business, and does not believe this litigation would have a material adverse effect upon its financial condition or results of operations, and have not provided for any uninsured loss in the financial statements.

12	Income Taxes

Taxable income and/or loss generated by the Company has been included in the consolidated federal income tax returns and certain state income tax returns of the Parent Company. The Parent Company has allocated income taxes to the Company in the accompanying financial statements as if the Company were held in a separate corporation which filed separate income tax returns. The Company believes the assumptions underlying its allocation of income taxes on a separate return basis are reasonable. However, the amounts allocated for income taxes in the accompanying financial statements are not necessarily indicative of the actual amount of income taxes that would have been recorded had the Company been held within a separate stand-alone entity.

Income tax expense consists of:

For the periods:	9 month period ended December 31, 2016	March 31, 2016	March 31, 2015
	$	$	$
Current:
Federal	1,030	-	-
State	146	15	8
Total current tax expense	1,176	15	8

Deferred:
Federal	7,506	2,202	(1,851)
State	693	139	(218)
Total deferred tax (benefit) expense	8,199	2,341	(2,069)
Total income tax (benefit) expense	9,375	2,356	(2,061)

The accompanying notes are an integral part of these consolidated financial statements.

17

Significant differences between taxes computed at the federal statutory rate and the provision for income taxes were:

For the periods:	9 month period ended December 31, 2016	March 31, 2016	March 31, 2015
Taxes at U.S. Federal Statutory rate	35.0%	35.0%	35.0%

Increase (decrease) in income taxes resulting from:
State income taxes, net of federal benefit	3.1%	2.4%	4.0%
Domestic production activities deduction	(0.4)%	0.0%	0.0%
Other, net	(0.2)%	0.3%	(0.4)%
	37.5%	37.7%	38.6%

The Company is subject to future federal and state income taxes and has recorded net deferred tax liabilities, as of December 31, 2016, March 31, 2016 and March 31, 2015, respectively. Deferred tax assets and liabilities are determined based on the difference between the financial accounting and tax bases of assets and liabilities. Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2016, March 31, 2016 and March 31, 2015 are as follows:

As at:	December 31, 2016	March 31, 2016	March 31, 2015
	$	$	$
Deferred tax assets:
Bad debt reserve	93	101	66
Inventory	2,378	2,245	2,870
Insurance reserves	56	76	116
Stock compensation	-	228	244
Other	34	153	9
Net operating loss carryforwards	-	6,232	5,292
Total net deferred tax assets	2,561	9,035	8,597

Deferred tax liabilities:
Plant and equipment	(6,268)	(6,268)	(5,752)
Intangible assets	(17,197)	(15,472)	(13,209)
Total deferred tax liabilities	(23,465)	(21,740)	(18,961)
Net deferred tax liability	(20,904)	(12,705)	(10,364)

The Company recorded federal net operating loss carryforwards determined on a separate return basis for the periods ended March 31, 2016 and March 31, 2015 of $16,300 and $13,800, respectively. In the period ended December 31, 2016, the federal net operating loss carryforward was fully utilized. The Company also recorded state net operating loss carryforwards determined on a separate return basis for the periods ended March 31, 2016 and March 31, 2015 of $11,600 and $9,900, respectively. In the period ended December 31, 2016, the state net operating loss carryforwards were fully utilized.

The accompanying notes are an integral part of these consolidated financial statements.

18

Reserves related to taxes are based on a determination of whether and how much of a tax benefit taken by the Company in its tax filings or positions is more likely than not to be realized following resolution of any potential contingencies present related to the tax benefit. The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2016, March 31, 2016 and March 31, 2015, the Company had no unrecognized tax benefits, accrued interest or penalties related to uncertain tax positions.

The Company is included in the consolidated income tax return filings of its Parent for federal and certain state jurisdictions. The Company files separate entity income tax returns in the remaining state jurisdictions for which nexus has been established. These financial statements include the impact of state income taxes for both these separate entity state filings, as well as states in which the Company has income tax nexus but files a tax return as part of the Parent Company’s consolidated group. With limited exceptions, the Company is no longer subject to state and local income tax examinations by tax authorities for years before fiscal 2013. Similarly, the Parent Company is no longer subject to income tax examinations on its consolidated federal and state filings, in which the Company participates, for years before fiscal 2013.

13	401(k) Plan

Contributions to the 401(k) Plan by the Company are made on a matched basis at a rate of 50% of participant deferred compensation. The employer match is applied on employee contributions of up to 4% of eligible compensation (i.e., maximum employer match is 2% of eligible compensation). Although employees may participate in the 401(k) Plan immediately upon joining the Company, 401(k) Plan participants are not eligible for Company matching contributions until they have completed one year of service with the Company. The contributions made by the Company were $77, $105 and $100 for the periods ended December 31, 2016, March 31, 2016 and March 31, 2015, respectively.

14	Stock Option Expenses

Stock-based compensation expense is recorded in operating expenses net of expected forfeitures. As the options are held at the Parent Company level, the cost of the options are also recorded as a credit in Net Parent Investment. The expense recorded was $332, $203 and $234 for the periods ended December 31, 2016, March 31, 2016 and March 31, 2015, respectively. This represents the cost associated with those employees of the Company that were a part of the Parent Company’s stock option plan.

All stock options had been cancelled in May 2016 due to the Air Liquide acquisition discussed in Note 2. The Parent Company’s equity incentive plan terminated and, in accordance with the original terms of the option agreements for a change in control, each of the Parent Company’s stock options that were outstanding, whether vested or unvested, were cancelled in consideration for the right to receive a cash payment equal to the product of the number of shares of Parent Company common stock subject to such stock option and the excess of the merger consideration over the exercise price of such stock option. This event triggered an accelerated charge of $311 in the period ended December 31, 2016 to recognize expense for all options that had not vested. Air Liquide paid out $4,256 to Parent Company stock option holders associated with the Company.

The accompanying notes are an integral part of these consolidated financial statements.

19

15	Related-Party Transactions

In order to pay certain operating costs, income taxes and to fund certain operations, the Company may enter into intercompany and related party transactions with the Parent Company, or other subsidiaries of the Parent, during the period. Non-trade intercompany balances on the accompanying balance sheets, are classified as equity (Net Parent Investment) and any payments made to the Parent Company are recognized as distributions to Parent as there is no agreement or expectation that these amounts will be paid to or received by the Parent Company. The Company has trade amounts owed by the Parent Company in accounts receivable of $244, $254 and $178 as at December 31, 2016, March 31, 2016 and March 31, 2015, respectively. The Company has trade amounts owed to the Parent Company in accounts payable of $6, $3, $5 as at December 31, 2016, March 31, 2016 and March 31, 2015, respectively. Intercompany sales were $4,423, $3,987 and $3,706 for the periods ended December 31, 2016, March 31, 2016 and March 31, 2015, respectively. Intercompany purchases were $267, $372 and $291 for the periods ended December 31, 2016, March 31, 2016 and March 31, 2015, respectively.

The Company leases property from Venta Industries, LLC and Vecta Industries, LLC, owned by Jay Kestenbaum, who is the Company’s Senior Vice President - Sales. The lease payments made to Venta Industries, LLC and Vecta Industries, LLC for rent were $520, $688 and $668 for the periods ended December 31, 2016, March 31, 2016 and March 31, 2015, respectively. No amounts were outstanding at any period end.

16	Subsequent Events

Subsequent events are events or transactions that occur after the balance sheet date but before the financial statements are issued. The Company recognizes in the financial statements the effects of subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements.

On August 9, 2017, the Parent Company entered into a definitive agreement to sell the shares of the Company to Hudson Technologies, Inc. The closing of the transaction is subject to customary closing conditions, and the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act.

The Company has evaluated subsequent events through September 13, 2017, which is the date the financial statements were available to be issued.

The accompanying notes are an integral part of these consolidated financial statements.

20

Condensed Financial Statements (unaudited)

Airgas Refrigerants, Inc.

For the six month periods ended June 30, 2017 and June 30, 2016

The accompanying notes are an integral part of these consolidated financial statements.

Airgas Refrigerants, Inc

1

Airgas Refrigerants, Inc.

Condensed balance sheets (unaudited)

(in thousands, except share amounts)

As at:	June 30, 2017	December 31, 2016
	$	$
Assets
Current assets:
Cash and cash equivalents	78	54
Accounts receivable, less allowance for doubtful accounts and credit memos of $257 and $244, respectively	22,641	11,344
Inventories, net	106,836	100,119
Prepaid expenses	170	161
Other assets - Current	8	322
Total current assets	129,733	112,000

Property, plant, and equipment, net	21,882	22,296
Goodwill	87,895	87,895
Other intangible assets, net	5,323	6,219
Other assets - Non-current	87	76
Total assets	244,920	228,486

Liabilities and stockholder's equity
Current liabilities:
Accounts payable, trade	3,866	5,389
Accrued expenses and other current liabilities	1,851	1,830
Other liabilities - Current	10,893	9,877
Total current liabilities	16,610	17,096

Deferred tax liability	22,876	20,904
Other liabilities - Non-current	357	372
Total liabilities	39,843	38,372

Commitments and contingencies (Note 10)

Stockholder's equity:
Common Stock, par value $0.01 per share, 1,000 shares authorized, 100 shares issued and outstanding at June 30, 2017 and December 31, 2016	-	-
Preferred Stock, par value $0.01 per share, 1,000 shares authorized, 100 shares issued and outstanding at June 30, 2017 and December 31, 2016	-	-
Net Parent Investment	205,077	190,114
Total stockholder’s equity	205,077	190,114

Total stockholder’s equity and liabilites	244,920	228,486

2

Airgas Refrigerants, Inc.

Condensed statements of operations (unaudited)

(in thousands)

For the 6 month periods ended	June 30, 2017	June 30, 2016
	$	$

Net sales	80,216	72,741
Costs and expenses:
Cost of sales (excluding depreciation)	45,144	46,779
Selling, distribution and administrative expenses	10,644	11,309
Depreciation	976	966
Amortization	896	922
Total costs and expenses	57,660	59,976
Operating income	22,556	12,765

Other expense
Interest expense	23	39
Other, net	4	3
Total other expense	27	42
Profit before income taxes	22,529	12,723

Income tax expense	(8,038)	(4,817)
Net profit	14,491	7,906

3

 Airgas Refrigerants, Inc.

Condensed statements of cash flows (unaudited)

(in thousands)

For the 6 month periods ended	June 30, 2017	June 30, 2016
	$	$
Operating activities:
Net profit	14,491	7,906
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property, plant, and equipment	976	966
Amortization of other intangible assets	896	922
Allowance for doubtful accounts and credit memos	(169)	(27)
Deferred income taxes	1,972	4,212
Loss on disposal of equipment	91	232
Changes in operating assets and liabilities:
Accounts receivable	(11,128)	(12,152)
Inventories, net	(6,717)	14,061
Prepaid expenses and other current assets	305	813
Other assets - Non-current	(11)	(1)
Accounts payable, accrued liabilities and other	(486)	3,987
Other liabilities - Non-current	(15)	(19)
Net cash provided by operating activities	205	20,900

Investing activities:
Capital expenditures	(664)	(378)
Proceeds from sale of fixed assets	11	4
Net cash used in investing activities	(653)	(374)

Financing activities:
Debt repayments	-	(72)
Distribution from (to) Parent, net	472	(20,563)
Net cash provided by (used in) financing activities	472	(20,635)

Net increase (decrease) in cash and cash equivalents	24	(109)

Cash and cash equivalents:
Beginning of period	54	224
End of period	78	115

Supplemental cash flow information
Cash paid during the period:
Interest	23	39
Income taxes, net of refunds	-	-

4

Airgas Refrigerants, Inc.

Notes to financial statements

(in thousands, except for share amounts)

1	Organization and Nature of Business and Significant Accounting Policies

Unless otherwise indicated, the terms “ARI” or “the Company”, refers to Airgas Refrigerants, Inc. The Company is one of the nation’s leading refrigerant gas and specialized refrigerant service providers for the Heating Ventilation Air Conditioning and Refrigeration (HVACR) industries. The Company offers products for marine and industrial applications; dehydration and flushing services; cylinder refurbishing and hydrostatic testing services; refrigerant recovery and reclamation services; and recovery cylinders, including shipping tags, and documents. It also provides refrigerant gases, reclamation, laboratory analysis, technical support, on-site service, and other services. The Company markets its products and services through multiple sales channels, including sales representatives and strategic customer account programs.

Basis for Carve-Out Financial Statements

The Company’s financial statements have been prepared on a "carve-out" basis using the historical results of operations, assets, and liabilities attributable to the legal entity which comprises ARI. This legal entity has historically been consolidated as a part of Airgas, Inc. or “the Parent Company” as a 100% owned subsidiary of the Parent Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and are unaudited. Accordingly, they do not include all information and disclosures required to be included in annual financial statements. The information contained in the accompanying financial statements and the notes thereto should be read in conjunction with the financial statements and notes thereto for the periods ended December 31, 2016, March 31, 2016 and March 31, 2015 (the Annual Financial Statements). These financial statements do not repeat disclosures that would substantially duplicate disclosures included in the Annual Financial Statements or details of accounts that have not changed significantly in amounts or composition. The interim unaudited financial statements have been prepared on the same basis as the Company’s Annual Financial Statements. In the opinion of management, the accompanying financial statements reflect all adjustments, which include normal recurring adjustments and the adjustments noted below, necessary for the fair presentation of these financial statements. The results for the six months ended June 30, 2017 are not necessarily indicative of results that could be expected for the year ended December 31, 2017 or any other interim periods therein.

These financial statements also include an allocation of certain corporate expenses related to services provided to the Company by the Parent Company. These expenses include the cost of accounting and financial reporting, information technology, tax, legal, risk management, and human resources. The allocated expenses were $408 and $346 for the 6 month period ended June 30, 2017 and 2016, respectively.

The cost of these services has been allocated to the Company based on specifically identifiable costs when possible or, when the expenses were determined to be global in nature, based on the percentage of the Company’s relative revenue or head count to total Parent Company revenue or head count for the periods presented.

Management believes these allocations are a reasonable representation of the cost incurred for the services provided; however, these allocations may not be indicative of the actual expenses that would have been incurred by the Company had it been operating as an independent company for the periods presented.

5

Total stockholder’s equity represents the Parent Company’s recorded net assets of ARI, as well as income or loss attributable to ARI. This is described in the financial statements as Net Parent Investment and does not represent an agreement or expectation that these amounts will be paid to or received by the Parent Company, and as such, is classified within equity.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and the differences could be material.

Inventories, Net

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (“FIFO”) method. Substantially all of the inventories are finished goods. Inventory is held at lower of cost and net realizable value. Net realizable value is defined as the estimated selling price, less the estimated costs to complete, dispose and transport such inventory.

Property, Plant, and Equipment, Net

Property, plant, and equipment are valued at cost less accumulated depreciation. All property, plant, and equipment, except land, are depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

Estimated Useful Lives

Buildings and improvements	25 years
Cylinders	30 years
Bulk tank stations	10 - 30 (Average 17) years
Machinery and equipment	7 – 10 years
Computers, furniture and fixtures	3 – 10 years
Transportation equipment	3 – 15 years

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset, or group of assets, to the estimated future undiscounted net cash flows expected to be generated by the asset. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is deemed impaired and an expense is recorded in the amount required to reduce the carrying amount of the asset to its fair value. The Company periodically reviews the remaining useful lives of its long-lived assets. If this review indicates that the remaining useful life of the long-lived asset has changed significantly, the Company adjusts the depreciation on that asset over its revised estimated remaining useful life.

Goodwill and Other Intangible Assets, Net

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. The Company is required to test goodwill associated with its reporting unit for impairment at least annually and whenever events or circumstances indicate that it is more likely than not that goodwill may be impaired. The Company performs its annual goodwill impairment test as of October 31 of each year, and has determined that it has just one reporting unit.

6

Other intangible assets primarily consist of non-compete agreements and customer relationships resulting from business acquisitions. Both non-compete agreements and customer relationships are recorded based on their acquisition date fair values. Non-compete agreements are amortized using the straight-line method over the respective terms of the agreements. Customer relationships are amortized using the straight-line method over their estimated useful lives, which range from seven to 25 years. The determination of the estimated benefit periods associated with customer relationships is based on an analysis of historical customer sales attrition information and other customer-related factors at the date of acquisition. There are no expected residual values related to the Company’s other intangible assets.

The Company evaluates the estimated benefit periods and recoverability of its other intangible assets when facts and circumstances indicate that the lives may not be appropriate and/or the carrying values of the asset group containing other intangible assets may not be recoverable through the projected undiscounted future cash flows of the group. If the carrying value of the asset group containing other intangible assets is not recoverable, impairment is measured as the amount by which the carrying value exceeds its estimated fair value. Fair value is determined using discounted cash flows or other techniques.

Asset Retirement Obligations

The fair value of a liability for an asset retirement obligation is recognized in the period during which the asset is placed in service. The fair value of the liability is estimated using projected discounted cash flows. In subsequent periods, the retirement obligation is accreted to its future value, which is the estimate of the obligation at the asset retirement date. When the asset is placed in service, a corresponding retirement asset equal to the fair value of the retirement obligation is also recorded as part of the carrying amount of the related long-lived asset and depreciated over the asset’s useful life. The majority of the Company’s asset retirement obligations are related to the restoration costs associated with returning plant and bulk tank sites to their original condition upon termination of long-term leases or supply agreements. The Company’s asset retirement obligations are $15 and $15 as of June 30, 2017 and December 31, 2016, respectively, and are reflected within other non-current liabilities on the Company’s balance sheets.

Revenue Recognition, Accounts Receivable, and Allowance for Doubtful Accounts

Revenue from sale of gas products is recognized when the product is shipped, the sales price is fixed or determinable and collectability is reasonably assured. Rental fees on cylinders, bulk gas storage tanks and other equipment are recognized when earned.

For cylinder lease agreements in which rental fees are collected in advance, revenues are deferred and recognized over the respective terms of the lease agreements. Amounts billed for sales tax, value added tax or other transactional taxes imposed on revenue-producing transactions are presented on a net basis and are not recognized as revenue.

The Company maintains an allowance for doubtful accounts, which includes sales returns, sales allowances and bad debts. The allowance adjusts the carrying value of trade receivables for the estimate of accounts that will ultimately not be collected. An allowance for doubtful accounts is generally established as trade receivables age beyond their due dates, whether as bad debts or as sales returns and allowances. As past due balances age, higher valuation allowances are established, thereby lowering the net carrying value of receivables. The amount of valuation allowance established for each past-due period reflects the Company’s historical collections experience, including that related to sales returns and allowances, as well as current economic conditions and trends. The Company also qualitatively establishes valuation allowances for specific problem accounts and bankruptcies, and other accounts that the Company deems relevant for specifically identified allowances. The amounts ultimately collected on past due trade receivables are subject to numerous factors including general economic conditions, the condition of the receivable portfolios assumed in acquisitions, the financial condition of individual customers and the terms of reorganization for accounts exiting bankruptcy. Changes in these conditions impact the Company’s collection experience and may result in the recognition of higher or lower valuation allowances.

7

Stock-Based Compensation

In accordance with ASC Topic 718, “Compensation-Stock Compensation,” the Company recognizes stock-based compensation expense for awards that are probable of vesting, on a straight-line basis over the requisite service period of the award, which is generally the vesting term. Stock-based compensation expense is recorded in operating expenses net of expected forfeitures. The Company utilizes the Black-Scholes option-pricing model to determine the fair value of stock options on the date of grant.

Income Taxes

The Company is included in the consolidated income tax return filings of its Parent for federal and certain state jurisdictions. The Parent Company has allocated income taxes to the Company in the accompanying financial statements as if the Company were held in a separate corporation which filed separate income tax returns. The Company’s income tax provision includes federal and state income taxes currently payable as well as deferred taxes attributable to temporary differences between the financial statement and tax basis of assets and liabilities. The Company records income taxes under the liability method. Under this method, deferred income taxes are recognized for the estimated future tax effects of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws.

The calculation of tax liabilities involves significant judgment in estimating the impact of uncertainties in the application of complex tax laws. Although ASC Topic 740, “Income Taxes,” provides clarification on the accounting for uncertainty in income taxes recognized in the financial statements, the threshold and measurement attributes prescribed by the Financial Accounting Standards Board (FASB) will continue to require judgment by management.

Selling, Distribution and Administrative Expenses

Selling, distribution and administrative expenses consist of labor and overhead associated with the purchasing, marketing and distribution of the Company’s products, as well as costs associated with a variety of administrative functions such as legal, treasury, accounting and tax, and facility-related expenses.

Shipping and Handling Fees and Distribution Costs

The Company recognizes delivery and freight charges to customers as elements of net sales. Costs of third-party freight-in are recognized as cost of sales (excluding depreciation).

Advertising Costs

The Company expenses advertising costs as incurred including creative production costs for advertising materials. Advertising costs are reflected in selling, distribution and administrative expenses and were $101 and $99 for the six month periods ended June 30, 2017 and June 30, 2016, respectively.

Credit Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk are limited due to the Company’s large number of customers and their dispersion across many industries primarily throughout North America. Credit terms granted to customers are generally net 30 days.

The Company occasionally maintains deposits in excess of federally insured limits.

Loss Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation and other sources are recorded when it is probable that a liability has been incurred and the amount of the claim, assessment or damages can be reasonably estimated.

8

The Company maintains business insurance programs with deductible limits, which cover workers’ compensation, business automobile and general liability claims. The Company accrues estimated losses using actuarial models and assumptions based on historical loss experience. The actuarial calculations used to estimate business insurance reserves are based on numerous assumptions, some of which are subjective. The Company will adjust its business insurance reserves, if necessary, in the event future loss experience differs from historical loss patterns.

2	Business Combinations and Divestitures

ARI Acquisition

On November 17, 2015, the Parent Company announced that it had entered into a definitive agreement for the acquisition of the Parent Company by L’Air Liquide, S.A. (“Air Liquide”) in a merger pursuant to an Agreement and Plan of Merger, dated as of November 17, 2015, by and among the Parent Company, Air Liquide and AL Acquisition Corporation (“Merger Sub”), an indirect wholly owned subsidiary of Air Liquide (the “Merger Agreement”). The Merger Agreement provided that, among other aspects and subject to the terms and conditions thereof, Merger Sub will be merged with and into the Parent Company (the “Merger”) with the Parent Company continuing as the surviving corporation in the Merger as an indirect wholly owned subsidiary of Air Liquide. The Merger closed on May 23, 2016.

The Company elected to not apply push-down accounting, therefore, the impacts of this acquisition have not been reflected in the accompanying carve-out financial statements.

3	New Accounting Standards

In August 2016, the FASB (Financial Accounting Standards Board) issued ASU (Accounting Standards Update) No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” The amendments in this ASU clarify and provide specific guidance on eight cash flow classification issues that are not currently addressed by U.S. GAAP (Generally Accepted Accounting Principles). ASU No. 2016-15 will be effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. We are evaluating the impact that adopting this guidance will have on the financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” which requires lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (a) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (b) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU No. 2016-02 will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. We are evaluating the impact that adopting this guidance will have on the financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes (Topic 740).” ASU No. 2015-17 eliminates the requirements to separate deferred income tax assets and liabilities into current and noncurrent amounts and instead requires such amounts to be classified as noncurrent. ASU 2015-17 will be effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. ASU 2015-17 can be applied either retrospectively or prospectively. The Company early adopted the new guidance during 2016 and applied it retrospectively.

9

In July 2015, the FASB issued ASU No. 2015-11, “Simplifying the Measurement of Inventory (Topic 330). The FASB issued new guidance that changes the measurement principle for inventory from the lower of cost or market to the lower of cost or net realizable value. The amendments in this guidance do not apply to inventory that is measured using last-in, first-out (“LIFO”) or the retail inventory method; rather, the amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (“FIFO”) or average cost. Within the scope of this new guidance, an entity should measure inventory at the lower of cost or net realizable value. Net realizable value is defined as the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation, which is consistent with existing GAAP. The Company early adopted the new guidance effective July 1, 2015. The guidance did not have a material impact on the Company’s financial statements and related disclosures upon adoption.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” and subsequently issued several related ASUs. ASU No. 2014-09 supersedes previous revenue recognition guidance. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. As originally issued, this guidance was effective for private entities for interim and annual reporting periods beginning after December 15, 2017, and early adoption was not permitted. In July 2015, the FASB deferred the effective date by one year, to interim and annual reporting periods for private entities beginning after December 15, 2018. Early adoption is permitted, but not before the original effective date of December 15, 2017. The standard allows entities to apply the standard retrospectively to each prior reporting period presented (“full retrospective adoption”) or retrospectively with the cumulative effect of initially applying the standard recognized at the date of initial application (“modified retrospective adoption”). The Company is evaluating the impact that adopting this guidance will have on the financial statements and has not reached a conclusion as to the significance of the impact.

4	Fair Value of Financial Instruments

The Company accounts for assets and liabilities measured at fair value on a recurring basis in accordance with ASC Topic 820, “Fair Value Measurements and Disclosures,” which establishes a three-level hierarchy for fair value measurements.

The hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

Level 1 –	Valuation is based upon unadjusted quoted prices for identical assets or liabilities in active markets at the balance sheet date.

Level 2 –	Valuation is based upon quoted prices for similar assets and liabilities in active markets, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 –	Valuation is based upon other unobservable inputs that are significant to the fair value measurements.

The classification of fair value measurements within the hierarchy is based upon the lowest level of input that is significant to the measurement.

The Company’s financial instruments consist of accounts receivable, accounts payable, and borrowings. The carrying amount of the Company’s financial instruments is historical cost, which approximates fair value.

10

5	Inventories, Net

Inventories, net consist of the following:

As at:	June 30, 2017	December 31, 2016
	$	$
Gas	106,894	100,183
Inventory reserves	(58)	(64)
	106,836	100,119

6	Property, Plant, and Equipment, Net

Property, plant, and equipment, net consists of the following:

As at:	June 30, 2017	December 31, 2016
	$	$
Land and land improvements	159	159
Building and improvements	4,136	3,882
Cylinders	15,347	15,195
Bulk tanks stations	1,364	1,375
Machinery and equipment	10,330	10,188
Computers, furniture and fixtures	1,214	1,188
Transportation equipment	691	696
	33,241	32,683
Accumulated depreciation	(11,359)	(10,387)
	21,882	22,296

Depreciation expense for the Company was $976 and $966 for the six month periods ended June 30, 2017 and June 30, 2016, respectively.

11

7	Other Intangible Assets, Net

Other intangible assets, net consist of the following:

As at:	June 30, 2017
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	$	$	$
Amortized intangible assets:
Non-Compete	2,598	(2,491)	107
Customer list	26,815	(21,599)	5,216
	29,413	(24,090)	5,323

As at:	December 31, 2016
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	$	$	$
Amortized intangible assets:
Non-Compete	2,598	(2,441)	157
Customer list	26,815	(20,753)	6,062
	29,413	(23,194)	6,219

Amortization expense was $896 and $922 for the six month periods ended June 30, 2017 and June 30, 2016, respectively.

Annual amortization of intangible assets for the next five years is expected to be as follows:

Amount
$
For the year ending June 30:
2018	2,342
2019	2,232
2020	749
2021	-
2022	-

8	Goodwill

The Company tests the carrying amount of goodwill annually as of October 31st and whenever events or circumstances indicate that impairment may have occurred. Goodwill has arisen from three acquisitions; CFC Refimax, LLC on January 1, 2007; Gartech Refrigerant Reclamation Center, Inc. on August 1, 2007; and Refron, Inc. on July 31, 2008. The Company recorded goodwill as the excess of the purchase price over the fair value of the net assets acquired within its one reporting unit.

The Company elected to perform Step 0 for the reporting unit as of December 31, 2016. Based on this evaluation, the Company determined it was more likely than not that the fair value of the reporting unit exceeded its carrying value and a Step 1 analysis was not required.

The carrying amount of Goodwill for the periods was $87,895 as at June 30, 2017 and December 31, 2016, respectively.

12

9	Preferred and Common Stock

On April 25, 2008, ARI issued 100 shares of Common Stock to Airgas, Inc. with a par value of $0.01 per share, out of 1,000 authorized shares designated as Common Stock. As of June 30, 2017 and December 31, 2016, respectively, the Company had 100 of Common stock issued and outstanding.

On April 25, 2008, ARI issued 100 shares of Preferred Stock to Airgas, Inc. with a par value of $0.01 per share, out of 1,000 authorized shares designated as Preferred Stock. As of June 30, 2017 and December 31, 2016, respectively, the Company had 100 of Preferred Stock issued and outstanding.

The holders of the Preferred Stock have no voting power nor shall they be entitled to notice of meetings of stockholders, as all rights to vote and all voting power is vested exclusively to the holders of Common Stock.

In the event of any liquidation, dissolution or winding up of the affairs of the Company the holders of the Preferred Stock shall be entitled, before any assets are distributed to holders of the Common Stock, to be paid $10,000 per share. After making such payments to the Preferred Stock holders, the remaining assets shall be distributed among the holders of Common Stock, according to the numbers of shares held by each.

10	Commitments and Contingencies

Lease Commitments

The Company has operating leases covering warehouse facilities, office facilities, and equipment with varying expiration dates that call for annual rental payments due in equal monthly installments. The Company’s policy is to recognize expense for lease payments, including those with escalating provisions, on a straight-line basis over the lease term. Rent expense was $1,544 and $1,642 for the six month periods ended June 30, 2017 and June 30, 2016, respectively. Rent expense is split between cost of sales and selling, distribution and administrative expenses based on if the rent is a production or non-production rent expense.

The Company has a facility in Garland, Texas, which incurred rent expenses of $160 and $160 for the six month periods ended June 30, 2017 and June 30, 2016, respectively. During the six month periods ended June 30, 2017 and June 30, 2016 the facility was sub-leased and the Company received income of $166 and $163, respectively.

13

Future minimum lease payments at June 30, 2017, under these non-cancelable operating leases are as follows:

Operating Leases
$
Year ended June 30:
2018	1,693
2019	929
2020	873
2021	856
2022	855
Thereafter	4,513
Total minimum lease payments	9,719

Sub-Lease Income
$
Year ended June 30:
2018	310
2019	-
2020	-
2021	-
2022	-
Thereafter	-
Total minimum lease receipts	310

Legal Matters

The Company has litigation occurring in the normal course of business, and does not believe this litigation would have a material adverse effect upon its financial condition or results of operations, and have not provided for any uninsured loss in the financial statements.

11	Income Taxes

Taxable income and/or loss generated by the Company has been included in the consolidated federal income tax returns and certain state income tax returns of the Parent Company. The Parent Company has allocated income taxes to the Company in the accompanying financial statements as if the Company were held in a separate corporation which filed separate income tax returns. The Company believes the assumptions underlying its allocation of income taxes on a separate return basis are reasonable. However, the amounts allocated for income taxes in the accompanying financial statements are not necessarily indicative of the actual amount of income taxes that would have been recorded had the Company been held within a separate stand-alone entity.

The Company’s effective tax rate was 35.7% and 37.9% for the six month periods ended June 30, 2017 and June 30, 2016, respectively. The decrease in the effective tax rate for the six month periods ended June 30, 2017 is primarily due to the domestic production activities deduction.

The Company applies the provisions for income taxes related to, among other things, accounting for uncertain tax positions and disclosure requirements in accordance with the Income Taxes Topic of FASB ASC 740. As of June 30, 2017 and June 30, 2016, the Company had no unrecognized tax benefits, accrued interest or penalties related to uncertain tax positions.

The Company is included in the consolidated income tax return filings of its Parent for federal and certain state jurisdictions. The Company files separate entity income tax returns in the remaining state jurisdictions for which nexus has been established. These financial statements include the impact of state income taxes for both these separate entity state filings, as well as states in which the Company has income tax nexus but files a tax return as part of the Parent Company’s consolidated group. With limited exceptions, the Company is no longer subject to state and local income tax examinations by tax authorities for years before fiscal 2013. Similarly, the Parent Company is no longer subject to income tax examinations on its consolidated federal and state filings, in which the Company participates, for years before fiscal 2013.

14

12	401(K) Plan

Contributions to the 401(k) Plan by the Company are made on a matched basis at a rate of 50% of participant deferred compensation. The employer match is applied on employee contributions of up to 4% of eligible compensation (i.e., maximum employer match is 2% of eligible compensation). Although employees may participate in the 401(k) Plan immediately upon joining the Company, 401(k) Plan participants are not eligible for Company matching contributions until they have completed one year of service with the Company. The contributions made by the Company were $60 and $52 for the six month periods ended June 30, 2017 and June 30, 2016, respectively.

13	Stock Option Expenses

Stock-based compensation expense is recorded in operating expenses net of expected forfeitures. As the options are held at the Parent Company level, the cost of the options are also recorded as a credit in Net Parent Investment. The expense recorded was $0 and $332 for the six month periods ended June 30, 2017 and June 30, 2016, respectively.

All stock options had been cancelled in May 2016 due to the Air Liquide acquisition discussed in Note 2. The Parent Company’s equity incentive plan terminated and, in accordance with the original terms of the option agreements for a change in control, each of the Parent Company’s stock options that were outstanding, whether vested or unvested, were cancelled in consideration for the right to receive a cash payment equal to the product of the number of shares of Parent Company common stock subject to such stock option and the excess of the merger consideration over the exercise price of such stock option. This event triggered an accelerated charge of $311 in the period ended June 30, 2016 to recognize expense for all options that had not vested. Air Liquide paid out $4,256 to Parent Company stock option holders associated with the Company.

14	Related-Party Transactions

In order to pay certain operating costs, income taxes and to fund certain operations, the Company may enter into intercompany and related party transactions with the Parent Company, or other subsidiaries of the Parent, during the period. Non-trade intercompany balances on the accompanying balance sheets, are classified as equity (Net Parent Investment) and any payments made to the Parent Company are recognized as distributions to Parent as there is no agreement or expectation that these amounts will be paid to or received by the Parent Company. The Company has trade amounts owed by the Parent Company in accounts receivable of $576 and $244 as at June 30, 2017 and December 31, 2016, respectively. The Company has trade amounts owed to the Parent Company in accounts payable of $12 and $6 as at June 30, 2017 and December 31, 2016, respectively. Intercompany sales were $3,511 and $2,614 for the six month periods ended June 30, 2017 and June 30, 2016, respectively. Intercompany purchases were $196 and $142 for the six month periods ended June 30, 2017 and June 30, 2016, respectively.

The Company leases property from Venta Industries, LLC and Vecta Industries, LLC, owned by Jay Kestenbaum, who is the Company’s Senior Vice President - Sales. The lease payments made to Venta Industries, LLC and Vecta Industries, LLC for rent were $343 and $347 for the periods ended June 30, 2017, and June 30, 2016, respectively. No amounts were outstanding at any period end.

15	Subsequent Events

Subsequent events are events or transactions that occur after the balance sheet date but before the financial statements are issued. The Company recognizes in the financial statements the effects of subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements.

On August 9, 2017, the Parent Company entered into a definitive agreement to sell the shares of the Company to Hudson Technologies, Inc. The closing of the transaction is subject to customary closing conditions, and the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act.

The Company has evaluated subsequent events through September 28, 2017, which is the date the financial statements were available to be issued.

15

Pro forma Condensed Consolidated Financial Statements

Hudson Technologies, Inc. and Subsidiaries

As of and for the Six Months Ended June 30, 2017, and for the 12 Months ended December 31, 2016

HUDSON TECHNOLOGIES, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

On October 10, 2017, Hudson Technologies, Inc. and Subsidiaries (“Hudson” or the “Company”) and its wholly-owned subsidiary, Hudson Holdings, Inc. (“Holdings”) completed the acquisition (the “Acquisition”) from Airgas, Inc. (“Airgas”) of all of the outstanding stock of Airgas-Refrigerants, Inc., a Delaware corporation (“ARI”).

At closing, Holdings paid net cash consideration to Airgas of approximately $209 million, which includes preliminary post-closing adjustments relating to: (i) changes in the net working capital of ARI as of the closing relative to a net working capital target, (ii) the actual amount of specified types of R-22 refrigerant inventory on hand at closing relative to a target amount thereof, and (iii) other consideration pursuant to the Stock Purchase Agreement

The cash consideration paid by Holdings at closing was financed with available cash balances, plus $80 million of borrowings under an enhanced asset based lending facility of $150 million from PNC Bank and a new term loan of $105 million from funds advised by FS Investments and sub-advised by GSO Capital Partners LP.

Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Hudson and ARI, collectively the “Company”, after giving effect to the cash paid and financing used to consummate the acquisition of ARI as well as certain pro forma adjustments.

The unaudited pro forma consolidated balance sheet as of June 30, 2017 is presented as if the acquisition occurred on June 30, 2017. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2017 and the 12 months ended December 31, 2016 are based on the historical consolidated statements of operations of Hudson, except as noted below, and ARI and give pro forma effect assuming the transaction occurred at the beginning of the earliest period presented. During the third quarter of 2017, the Company changed its presentation of its Consolidated Statements of Operations to more closely align its results with the acquisition of ARI. Certain balances in Selling and Marketing, and General and Administrative expenses have been reclassified to conform to the current presentation of Selling, general and administrative expenses, and Amortization.

The allocation of the purchase price of the Acquisition used in these unaudited pro forma consolidated financial statements is based upon the Company’s estimates and assumptions at the date of preparation, which have been made for the purpose of developing such pro forma consolidated financial statements. The purchase price allocation and related adjustments are preliminary and may change prior to the issuance of Hudson’s 2017 Annual Report on Form 10-K to be filed in 2018.

The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with the historical financial statements and accompanying notes contained in the Hudson Technologies, Inc. Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 10, 2017, and Quarterly Report on Form 10-Q filed with the SEC on August 9, 2017.  The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the acquisition been consummated as of the date indicated or of the results that may be obtained in the future.

Purchase Price and Purchase Price Allocation

The following table presents (in thousands) the estimated fair values of the net assets acquired and the excess of such net assets over the purchase price at Acquisition date:

Assets acquired	$151,702
Liabilities assumed	(16,967)
Inventory step up in basis	17,040
Customer relationships	30,000
Assembled workforce (Goodwill)	2,200
Goodwill	24,994
Purchase price	$208,969

1

Hudson Technologies, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2017
(in thousands, except per share data)

				Historical
	Historical	Historical		Airgas
	Hudson	Airgas	Carve-Out	Refrigerants, Inc.	Pro Forma		Pro Forma
	Technologies	Refrigerants, Inc.(1)	Adjustment (2)	Standalone (3)	Adjustments		Consolidated
Assets
Current assets:
Cash and cash equivalents	33,673	78		78	(23,969)	A	9,782
Trade accounts receivable - net	24,522	22,641		22,641	-		47,163
Inventories	64,612	106,836		106,836	17,040	B	188,488
Prepaid expenses and other current assets	6,331	178		178	(74)	C	6,435
Total current assets	129,138	129,733	-	129,733	(7,003)		251,868

Property, plant and equipment, less accumulated depreciation	7,203	21,882		21,882	-		29,085
Deferred tax asset	2,036	-		-	-		2,036
Goodwill	856	87,895	(87,895)	-	27,194	D	28,050
Intangible assets, less accumulated amortization	3,056	5,323	(5,323)	-	30,000	D	33,056
Debt issuance costs (revolver)				-	2,222	E	2,222
Other assets	88	87		87	-		175
Total Assets	142,377	244,920	(93,218)	151,702	52,413		346,492

Liabilities and Stockholders' Equity
Current Liabilities:
Trade accounts payable	9,746	3,866		3,866	-		13,612
Accrued expenses and other current liabilities	2,681	1,851		1,851	8,649	E, H	13,181
Accrued payroll	968	-		-	-		968
Income taxes payable	2,155	-		-	-		2,155
Other current liabilities	-	10,893		10,893	-		10,893
Short-term debt and current maturities of long-term debt	90	-		-	80,000	F	80,090
Total current liabilities	15,640	16,610	-	16,610	88,649		120,899
Deferred tax liability	-	22,876	(22,876)	-	-		-
Other liabilities- noncurrent		357		357	-		357
Long-term debt, less current maturities and term loan debt issuance costs	107		-	-	105,000	F	105,107
Debt issuance costs (term loan)				-	(3,091)	E	(3,091)
Total Liabilities	15,747	39,843	(22,876)	16,967	190,558		223,272

Stockholders' equity:
Preferred stock, shares authorized 5,000,00: Series A Convertible preferred stock, $0.01 par value ($100 liquidation preference value); shares authorized 150,000; none issued or outstanding	-	-		-	-		-

Common stock, $0.01 par value; shares authorized 100,000,000; issued and outstanding 41,625,181	416	-		-	-		416
Additional paid-in capital	114,385	-		-	-		114,385
Net parent investment		205,077	(70,342)	134,735	(134,735)	G	-
Retained earnings	11,829	-		-	(3,410)	H	8,419
Total Stockholders' Equity	126,630	205,077	(70,342)	134,735	(138,145)		123,220

Total Liabilities and Stockholders' Equity	142,377	244,920	(93,218)	151,702	52,413		346,492

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(1)	Reflects Airgas Refrigerants, Inc. historical unaudited balance sheet as of June 30, 2017
(2)	Entry to remove historical Airgas Refrigerants, Inc. intangible, goodwill and deferred tax balances.
(3)	Represents the historical amounts related to the assets acquired and liabilities assumed from Airgas Refrigerants. Inc.

2

Hudson Technologies, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations
Six Months Ended June 30, 2017
(Amounts in thousands, except per share amounts)

				Historical
				Airgas
	Historical	Airgas		Refrigerants,
	Hudson	Refrigerants,	Carve-Out	Inc.	Pro Forma		Pro Forma
	Technologies (1)	Inc.(2)	Adjustment (3)	Standalone (4)	Adjustments		Consolidated

Revenues	$91,061	$80,216		$80,216	$0		$171,277
Cost of sales	61,174	47,514		47,514	3,681	I	112,369
Gross profit	$29,887	$32,702	$0	$32,702	($3,681)		$58,908

Operating expenses:
Selling, general and administrative	6,351	9,250		9,250	(1,354)	M	14,247
Amortization	243	896	(896)	0	1,250	J	1,493
Total Operating expenses	6,594	10,146	(896)	9,250	(104)		15,740

Operating income (loss)	23,293	22,556	896	23,452	(3,577)		43,168

Other income (expense):
Interest expense	(146)	(23)	23	0	(6,174)	K	(6,320)
Other income (expense)	0	(4)	4	0	0		0
Total other income (expense)	(146)	(27)	27	0	(6,174)		(6,320)

Income (loss) before income taxes	23,147	22,529	923	23,452	(9,751)		36,848

Income tax expense (benefit)	8,888	8,038		8,038	(3,705)	L	13,221

Net income (loss)	$14,259	$14,491	$923	$15,414	($6,046)		$23,627

Net income (loss) per common share - Basic	$0.34						$0.57
Net income (loss) per common share - Diluted	$0.33						$0.54

Weighted average number of shares outstanding - Basic	41,537,894						41,537,894
Weighted average number of shares outstanding - Diluted	43,490,914						43,490,914

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(1)	Reflects Hudson's unaudited Statement of Operations for the six months ended June 30, 2017. The table below reconciles Operating Income between amounts previously reported to the current reporting format:

Six Months Ended June 30, 2017	As Previously Reported	Reclassifications	As Adjusted
Revenue	91,061		91,061
Cost of Sales	61,174		61,174
Gross Profit	29,887		29,887

Selling and Marketing	2,149	(2,149)	-
General and Administrative	4,445	(4,445)	-
Selling, general and administrative		6,351	6,351
Amortization		243	243
Total Operating Expenses	6,594		6,594

Operating Income	23,293	-	23,293

(2)

Reflect Airgas Refrigerants, Inc. unaudited Statement of Operations amounts reported for the six months ended June 30, 2017 after reclassifications to conform to current Hudson presentation.  Prior to these reclassifications, Airgas Refrigerants, Inc. reported Cost of sales (excluding depreciation) of $45,144, Selling, distribution and administrative expenses of $10,644 and Depreciation of $976 for the six month period ended June 30, 2017.

(3)	Reflects adjustments to remove expenses related to historical Airgas Refrigerants, Inc. intangibles and debt not assumed.
(4)	Represents the unaudited historical acquired company Statement of Operations for the six months ended June 30, 2017

3

Hudson Technologies, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations
12 Months Ended December 31, 2016
(Amounts in thousands, except per share amounts)

				Historical
				Airgas
	Historical	Airgas		Refrigerants,			Pro Forma
	Hudson	Refrigerants,	Carve-Out	Inc.	Pro Forma		Condensed
	Technologies (1)	Inc.(2)	Adjustment (3)	Standalone (4)	Adjustments		Standalone

Revenues	$105,481	$134,145	$0	$134,145	$0		$239,626
Cost of sales (excluding depreciation)	74,395	84,784	0	84,784	7,362	I	166,541
Gross profit	$31,086	$49,361	$0	$49,361	($7,362)		$73,085

Operating expenses:
Selling, general and administrative	11,651	18,290	0	18,290			29,941
Amortization	488	1,844	(1,844)	0	2,500	J	2,988
Total Operating expenses	12,139	20,134	(1,844)	18,290	2,500		32,929

Operating income (loss)	18,947	29,227	1,844	31,071	(9,862)		40,156

Other income (expense):
Interest expense	(1,118)	(65)	65	0	(12,347)	K	(13,465)
Other income (expense)	(564)	8	0	8	0		(556)
Total other income (expense)	(1,682)	(57)	65	8	(12,347)		(14,021)

Income (loss) before income taxes	17,265	29,170	1,909	31,079	(22,209)		26,135

Income tax expense (benefit)	6,628	10,941	0	10,941	(8,439)	L	9,130

Net income (loss)	$10,637	$18,229	$1,909	$20,138	($13,770)		$17,005

Net income (loss) per common share - Basic	$0.31						$0.50
Net income (loss) per common share - Diluted	$0.30						$0.48

Weighted average number of shares outstanding - Basic	34,104,476						34,104,476
Weighted average number of shares outstanding - Diluted	35,416,910						35,416,910

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(1)	Reflects Hudson's unaudited Statement of Operations for the 12 months ended December 31, 2016. The table below reconciles Operating Income between amounts previously reported to the current reporting format:

12 Months Ended December 31, 2016	As Reported	Reclassifications	As Adjusted
Revenue	105,481		105,481
Cost of Sales (including depreciation)	74,395		74,395
Gross Profit	31,086		31,086

Selling and Marketing	4,310	(4,310)	-
General and Administrative	7,829	(7,829)	-
Selling, general and administrative		11,651	11,651
Amortization		488	488
Total Operating Expenses	12,139		12,139

Operating Income	18,947	-	18,947

(2)	Reflect Airgas Refrigerants, Inc. unaudited Statement of Operations amounts reported for the 12 months ended December 31, 2016 after reclassifications to conform to current Hudson presentation.
(3)	Reflects adjustments to remove expenses related to historical Airgas Refrigerants, Inc.'s intangibles and debt not assumed.
(4)	Represents the unaudited historical acquired company Statement of Operations for the 12 months ended December 31, 2016.

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Hudson Technologies, Inc. and Subsidiaries

Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma consoliated balance sheet as of June 30, 2017:

A	Represents on-hand cash consideration paid by Hudson for the net assets acquired.
B	Represents the step up in inventory to reflect the estimated fair value resulting from purchase accounting.
C	Represents reclassification of debt issuance costs from prepaid expenses to Debt Issance Costs(revolver).
D	To record the fair value of goodwill and identifiable intangible assets arising from purchase accounting, including $30 million of customer relationships.
E	Represents the accrual of debt issuance costs of $5.2 million at the acquisition date. The debt issuance costs related to the revolving credit facility are reflected as an asset, and the debt issuance costs related to the term loan are recorded as a reduction of the term loan.
F	Represents financing obtained to fund the Acquisition, including $105 million of a term loan and $80 million drawn on a revolving line of credit facility.
G	Represents elimination of Airgas Refrigerants, Inc.'s equity.
H	Represents nonrecurring transaction fees related to the acquisition.

The following adjustments have been reflected in the unaudited pro forma consolidated Statements of Operations for the Six Months Ended June 30, 2017 and 12 Months Ended December 31, 2016, as though the acquisition occurred as of the beginning of the earliest periods presented herein:

I	To record the amortization of the step up in inventory to its estimated fair value.
J	To record the amortization of customer relationships on a straight-line basis over a 12 year useful life.
K	To record interest and amortization of deferred financing fees related to the financing of the acquisition.
L	To record the tax effect of the proforma adjustments.
M	Represents the elimination of $1.4 million of nonrecurring transaction fees incurred during the first six months of 2017.

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